Exhibit 10.31


                              WAIVER AND AMENDMENT


        This WAIVER AND AMENDMENT is made and entered into as of October 15, 1998, by and between MERIDIAN MEDICAL TECHNOLOGIES, INC., a Delaware corporation (the "Company") and NOMURA HOLDING AMERICA INC., a Delaware corporation (together with its successors, assigns and transferees, the "Purchaser").

                                    RECITALS

         WHEREAS, the Company and the Purchaser have entered into that certain Note and Warrant Purchase Agreement (the "Purchase Agreement") dated as of April 30, 1998; capitalized terms used herein but not defined herein shall have the meanings assigned thereto in the Purchase Agreement;

        WHEREAS, the Company and the Purchaser have agreed to amend the Purchase Agreement on the terms and conditions set forth herein;

         NOW, THEREFORE, the Company and the Purchaser agree as follows:

         SECTION 1. Waiver. On the Amendment Effective Date (as defined below), the Purchaser shall be deemed to have waived, as of the Closing Date, any breach of the Company's representations and warranties set forth in the Purchase Agreement that existed on the Closing Date. Nothing herein shall be deemed to waive any breach of such representations and warranties that arose or came into existence after the Closing Date.

         SECTION 2. Amendment to Section 1.1. Section 1.1 of the Purchase Agreement is hereby amended by replacing the definition of "EBITDA" with the following:

                  "EBITDA" means, for any period, an amount equal to Net Income plus (to the extent deducted in determining Net Income) interest expense, provisions for income taxes, depreciation, amortization of intangible assets and the write-off of in-process research and development expense, in each case for the Company and its Subsidiaries on a consolidated basis; provided, that (a) any calculation of EBITDA that takes into account the fourth quarter of the Company's 1997 Fiscal Year shall exclude from such calculation the $1,539,400 pre-tax charge incurred during the fourth quarter of the Company's 1997 Fiscal Year, which charge is related to the voluntary product exchange program instituted during such period, (b) any calculation of EBITDA shall exclude any extraordinary item associated with the extinguishment of Indebtedness as a result of any refinancing of all or any part of the Indebtedness evidenced by the Estate Subordinated Note or the Junior Subordinated Note or the obligations under the Senior Loan Documents,
         (c) any calculation of EBITDA that takes into account the third quarter of the Company's 1998 Fiscal Year shall exclude from such calculation the $2,244,000 pre-tax charge incurred during such third quarter of the Company's 1998 Fiscal Year, which charge is related to the EpiPen(R) product recall announced in May 1998, (d) any calculation of EBITDA that takes into account the fourth quarter of the Company's 1998 Fiscal Year shall exclude from such calculation the $500,000 pre-tax charge incurred during such fourth quarter of the Company's 1998 Fiscal Year, which charge is related to the revision of the estimated costs of the EpiPen(R) product recall, and (e) any calculation of EBITDA that takes into account the fourth quarter of the Company's 1998 Fiscal Year shall exclude from such calculation the $166,000 pre-tax charge incurred during such fourth quarter of the Company's 1998 Fiscal Year, which charge is related to the amendment to the Warrants amending the exercise price thereunder from $11.988 to $7.50 per share of Common Stock that may be purchased under the Warrants.

         SECTION 3. Amendment to Section 10.1. Section 10.1 of the Purchase Agreement is hereby amended by deleting clause (d) and replacing it with the following:

                  (d) Additional Permitted Indebtedness, provided that the Company shall not, and shall not permit any of its Subsidiaries to incur, create, assume, guarantee or in any way become liable for, or permit to exist, any such Additional Permitted Indebtedness prior to October 15, 1999;

         SECTION 4. Amendment of Warrants. The Company and the Purchaser hereby agree to enter into an amendment to the Warrants, in form and substance satisfactory to the Purchaser (the "Warrant Amendment") pursuant to which the exercise price thereof shall be amended to be $7.50 per share (subject to adjustment as provided therein).

         SECTION 5. Continuing Effectiveness of Purchase Agreement. Except as expressly provided herein, no other provision of the Purchase Agreement is amended hereby. The Purchase Agreement, as amended hereby, is and shall continue in full force and effect in accordance with the provisions thereof, and this Waiver and Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Purchaser under the Purchase Agreement. This Waiver and Amendment shall be effective only in the specific instances and for the purpose for which it is given and shall be limited precisely as written and shall not constitute a waiver of any other provision of the Purchase Agreement or a waiver of the Purchase Agreement for any other purpose or for any other period.

         SECTION 6. Cost and Expenses. The Company agrees to pay all out-of-pocket expenses of the Purchaser for the negotiation, preparation, execution and delivery of this Waiver and Amendment (including fees and expenses of Stroock & Stroock & Lavan LLP, counsel to the Purchaser),

         SECTION 7. Effectiveness. This Waiver and Amendment shall become effective on the date (the "Amendment Effective Date") when each of the following conditions have been satisfied:

                  (a) a copy of this Waiver and Amendment shall have been duly executed by each of the Company and the Purchaser and delivered to the Purchaser;

                  (b) a copy of an amendment to the Credit Agreement shall have been duly executed and delivered by each of the Company and ING, as agent and lender, in the form of Exhibit A hereto; and

                  (b) a copy of the Warrant Amendment shall have been duly executed by each of the Company and the Purchaser and delivered to the Purchaser.

         SECTION 8. Headings. The various headings of this Waiver and Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Waiver and Amendment or any provision hereof.

         SECTION 9. Counterparts. This Waiver and Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

         SECTION 10. References. From and after the Amendment Effective Date, the term "this Agreement" and the expressions "hereunder" and "herein", and words of similar import when used in or with respect to the Purchase Agreement shall mean the Purchase Agreement as amended by this Waiver and Amendment.

         SECTION 11. Governing Law. THIS WAIVER AND AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

and words of Similar import when used in or with respect to the Warrant shall mean the warrant as amended by this Amendment.

         SECTION 6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF
 THE STATE OF NEW YORK.

         IN WITNESS WHEREOF, the Issuer and the Holder have caused this Amendment to be executed by their duly authorized officers as of the date first written above.



                                            MERIDIAN MEDICAL TECHNOLOGIES, INC.


                                            By:    /S/ JAMES H. MILLER
                                                 -------------------------------
                                                 Its:  President/CEO


                                            NOMURA HOLDING AMERICA, INC.


                                            By:    /S/ SALVATORE GENTILE
                                                 -------------------------------
                                                 Its:  Attorney-in-fact